CUSIP No. 81424D109                                          Page 15 of 24 Pages

                                                                       EXHIBIT 4

                              STANDSTILL AGREEMENT

          This Agreement ("Agreement") dated the 6th day of September 2000, is made by and between Security Financial Bancorp, Inc. ("Security Financial") and the PL Capital Group, consisting of PL Capital LLC, Financial Edge Fund, L.P., Financial Edge - Strategic Fund, L.P., John Palmer, Beth Lashley and Richard Lashley (collectively the "PL Capital Group," and individually a "PL Capital Group Member").

                                    Recitals

          Whereas, Security Financial and the PL Capital Group and each PL Capital Group Member have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described.

          Now, therefore, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the parties hereto mutually agree as follows:

1.   Representations and Warranties of PL Capital Group and the PL Capital
     ---------------------------------------------------------------------
     Group Members
     -------------

     The PL Capital Group and the PL Capital Group Members hereby represent and warrant to Security Financial as follows:

     a. The PL Capital Group and the PL Capital Group Members have beneficial ownership of the number of shares set forth for each in the preliminary proxy materials filed with the Securities and Exchange Commission ("Commission") wherein total ownership was stated to be 168,000 shares and have full and complete authority to enter into this Agreement and to bind the entire number of shares of the capital stock of Security Financial in which they have, or have a right to acquire a beneficial ownership interest, to the terms of this Agreement and this Agreement constitutes a valid and binding agreement of the PL Capital Group and each PL Capital Group Member.

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CUSIP No. 81424D109                                          Page 16 of 24 Pages


     b. There are no arrangements, agreements or understandings between the PL Capital Group (or any PL Capital Group Member) and Security Financial other than as set forth in this Agreement.

2.   Representations and Warranties of Security Financial
     ----------------------------------------------------

     Security Financial hereby represents and warrants to the PL Capital Group and each PL Capital Group Member as follows:

     a. Security Financial has full power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by Security Financial has been duly authorized by the Board of Directors of Security Financial and requires no other Board of Directors or stockholder action. This Agreement constitutes a valid and binding obligation of Security Financial and the performance of its terms does not constitute a violation of its certificate of incorporation or bylaws.

     b. There are no arrangements, agreements or understandings between Security Financial and the PL Capital Group or any of the PL Capital Group Members, other than as set forth in this Agreement.

3.   Directorships and Committees
     ----------------------------

     Each of John Palmer and Richard Lashley shall be appointed to the Board of Directors of Security Financial and the Board of Directors of Security Federal Bank & Trust (the "Bank") subject to any required prior notice or approval by regulatory authorities. Once the size of the Board of Directors of Security Financial and the Bank is increased as necessary and any required regulatory notice and or approval has been satisfied, Palmer shall be appointed to the Class of Directors that is up for election in 2000, and Lashley shall be appointed to the Class of Directors that is up for election in 2002. Not later than September 8, 2000, Security Financial shall take all necessary action, including the amendment of the bylaws of Security Financial and the Bank by the respective Boards of Directors, as may be required to permit such appointments.

     a. For so long as Palmer and Lashley are members of the Board of Directors of Security Financial and the Bank, the Chairman of the Board will consider both Palmer and Lashley for appointment to the various Committees of the Board of

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CUSIP No. 81424D109                                          Page 17 of 24 Pages


          Directors of Security Financial and of the Bank; provided that one of Palmer or Lashley shall be appointed to each of the following
          Committees: Asset/Liability and Executive.

     b. Palmer and Lashley shall be entitled to receive the compensation and benefits available to directors of Security Financial and the Bank.

4.   Directorships in 2000
     ---------------------

     The Board of Directors of Security Financial shall nominate and support Palmer for election to the Board of Directors of Security Financial in 2000, unless after the date of this Agreement, the PL Capital Group or any PL Capital Group Member shall have submitted a nomination to Security Financial not supported by management for the 2000 Annual Meeting of Stockholders or a shareholder proposal not supported by management, or publicly supported a nomination or shareholder proposal for such meeting.

5.   Voting at 2000 Annual Meeting of Stockholders
     ---------------------------------------------

     The PL Capital Group and each PL Capital Group Member shall vote all of the shares of Security Financial common stock beneficially owned by them for each of Security Financial's nominees for election and for the ratification of the appointment of Security Financial's independent auditors at the 2000 Annual Meeting of Stockholders of Security Financial, and shall vote all of the stock of Security Financial beneficially owned by them in favor of the Proposal to approve the Security Financial Bancorp, Inc. 2000 Stock-Based Incentive Plan at the 2000 Annual Meeting of Shareholders or any adjournment thereof. The Board of Directors of Security Financial shall endorse Palmer's election in 2000 and recommend to stockholders, in the same manner as for management nominees, that stockholders vote for Palmer's election.

6.   PL Capital Group Withdrawal of Notice of Intent to Nominate Two Directors
     -------------------------------------------------------------------------
     and Amendment to Schedule 13D
     -----------------------------

     Promptly upon the execution and delivery of this Agreement and the appointment of Palmer and Lashley to the Board of Directors, the PL Capital Group shall take all necessary action to withdraw its Notice of Intent to Nominate Two Directors dated July 12, 2000 and May 19, 2000 and shall amend the
Schedule 13D on file with the Commission to reflect its withdrawal

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CUSIP No. 81424D109                                          Page 18 of 24 Pages


of its Notice and properly reflect the PL Capital Group's present stock ownership in Security Financial.

7.   Publicity
     ---------

     Promptly upon the execution and delivery of this Agreement, each of the parties shall issue a joint press release disclosing the terms and provisions of this Agreement, the support of the PL Capital Group of Security Financial's nominees, including the support by Security Financial for Mr. Palmer's election, and other proposals at the 2000 Annual Meeting of Stockholders, which press release shall be subject to the prior review and comment of the other party. During the term of this Agreement, no party to this Agreement shall cause, discuss, cooperate or otherwise aid in the preparation of any press release or other publicity other than filings required by securities laws, concerning any other party to this Agreement or its operations without prior approval of such other party unless required by law, in which case notice of such requirement shall be given to the other party.

8.   Public Statements; Litigation
     -----------------------------

     From and after the date hereof, until and through the date of the 2000 Annual Meeting of Security Financial Stockholders, provided there has been no material breach of this Agreement by Security Financial, no member of the PL Capital Group shall, directly or indirectly:

     a. make any statement, public or otherwise, in opposition to, or that would reflect negatively against, Security Financial, the Bank, the Board of Directors of Security Financial or the Bank, or any of the directors or officers of Security Financial or the Bank;

     b. directly or indirectly participate or act in concert with any affiliate, group or other person to participate, by encouragement or otherwise, in any litigation against or derivatively on behalf of Security Financial or the Bank, or any of their respective officers or directors; or

     c. provide, or act in concert with any person to provide, any funds, services or facilities, to any person in support of any activity by such person that would be a violation of their covenants under the provisions of this Section 8 if undertaken by any of them.

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CUSIP No. 81424D109                                          Page 19 of 24 Pages


In addition, from and after the date hereof, through and including the date of the 2000 Annual Meeting of Security Financial Stockholders, provided there has been no material breach of this Agreement by the PL Capital Group or any PL Capital Group Member, neither Security Financial, nor any director of Security Financial shall make any statement, public or otherwise, in opposition to, or that would reflect negatively against the PL Capital Group or any PL Capital Group member, nor directly or indirectly participate or act in concert with any affiliate, group or other person to participate, by encouragement or otherwise, in any litigation against or derivatively on behalf of PL Capital Group or any PL Capital Group member.

9.   Reimbursement of Expenses
     -------------------------

     Security Financial shall, upon submission by the PL Capital Group of reasonable documentation, reimburse the PL Capital Group for all costs and expenses incurred in connection with its activities with respect to Security Financial since March 1, 2000.

10.  Remedies
     --------

     Security Financial and the PL Capital Group acknowledge and agree that a breach or threatened breach by any party may give rise to irreparable injury inadequately compensable in damages, and accordingly each party shall be entitled to injunctive relief to prevent a breach of the provisions hereof and to enforce specifically the terms and provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such aggrieved party may be entitled to at law or in equity. Notwithstanding any other provision contained herein, a specific remedy that will be available to Security Financial is that in the event any PL Capital Group Member does not vote in favor of management's nominees and the 2000 Stock-Based Incentive Plan to be presented at Security Financial's upcoming Annual Meeting, Mr. Palmer and Mr. Lashley must resign from the Board of Directors immediately following the 2000 Annual Meeting of Stockholders of Security Financial. In the event either party institutes any legal action to enforce such party's rights under, or recover damages for breach of, this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or parties all costs and expenses, including but not limited to actual attorneys' fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party or parties.

11.  Term
     ----
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CUSIP No. 81424D109                                          Page 20 of 24 Pages


     This Agreement shall terminate if Security Financial shall cease to exist by reason of merger, sale of assets, liquidation, exchange of shares, or otherwise; or if both Palmer and Lashley cease to be members of the Board of Directors of Security Financial.

12.  Notices
     -------

     All notice requirements and other communications shall be deemed given when delivered or on the third succeeding business day after being mailed by registered or certified mail, return receipt requested, addressed to the PL Capital Group and Security Financial below:


          PL Capital Group:         Mr. John Palmer, Principal
                                    PL Capital, LLC
                                    2015 Spring Road
                                    Suite 290
                                    Oak Brook, IL 60523
                                    Phone: (630) 928-0231
                                    Fax: (630) 928-0232

          With a copy to:           Phillip M. Goldberg
                                    Foley & Lardner One IBM Plaza
                                    330 North Wabash Avenue
                                    Chicago, IL 60611
                                    Phone: (312) 755-1900
                                    Fax: (312) 755-1925

          Security Financial        John P. Hyland
            Bancorp, Inc.:          Security Financial Bancorp, Inc.
                                    9321 Wicker Avenue
                                    St. John, IN 46373

          With copy to:             Paul M. Aguggia
                                    Muldoon, Murphy & Faucette LLP
                                    5101 Wisconsin Avenue, NW
                                    Washington, DC 20016

13.  Entire Agreement
     ---------------

     This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements,


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CUSIP No. 81424D109                                          Page 21 of 24 Pages


understandings, negotiations and discussions of the parties in connection therewith not referred to herein.

14.  Counterparts; Facsimile
     -----------------------

     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

15.  Headings
     --------

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

16.  Governing Law
     -------------

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles of conflicts of laws.

17.  Severability
     ------------

     In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

18.  Successors and Assigns
     ----------------------

     This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns, and transferees by operation of law, of the parties.

19.  Survival of Representations, Warranties and Agreements
     ------------------------------------------------------

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CUSIP No. 81424D109                                          Page 22 of 24 Pages

     All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

20.  Amendments
     ----------

     This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

21.  Further Action
     --------------

     Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate of further evidence the terms and provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                         SECURITY FINANCIAL BANCORP, INC.

                                         By: /s/ Mary Beth Bonaventura
                                                 Mary Beth Bonaventura
                                                 Chairman of the Board


                                         PL CAPITAL, LLC

                                         By: /s/ John Palmer
                                                 John Palmer
                                                 Principal

                                             /s/ Richard Lashley
                                                 Richard Lashley
                                                 Principal

                                         JOHN PALMER

                                             /s/ John Palmer
                                                 John Palmer

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CUSIP No. 81424D109                                          Page 23 of 24 Pages

                                         BETH LASHLEY

                                             /s/ Beth Lashley
                                                 Beth Lashley

                                         FINANCIAL EDGE FUND, L.P.

                                         By:     PL Capital, LLC
                                                 General Partner


                                         By: /s/ John Palmer
                                                 John Palmer
                                                 Managing Member

                                         By: /s/ Richard Lashley
                                                 Richard Lashley
                                                 Managing Member


                                         FINANCIAL EDGE-STRATEGIC FUND, L.P.

                                         By:
                                                 PL Capital, LLC
                                                 General Partner

                                         By: /s/ John Palmer
                                                 John Palmer
                                                 Managing Member

                                         By: /s/ Richard Lashley
                                                 Richard Lashley
                                                 Managing Member